UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2022 (October 31, 2022)

CONX Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-39677	85-2728630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 S. Santa Fe Dr.

Littleton, CO 80120
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 472-1542

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	CONXU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CONX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CONXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 31, 2022, CONX Corp., a Nevada corporation (the “Company”), issued a promissory note (the “Note”) in the principal amount of up to $1,168,773.76 to nXgen Opportunities, LLC, a Colorado limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to loan the Company up to $1,168,773.76 in connection with the extension of the Company’s time to consummate a business combination from November 3, 2022 to June 3, 2023.

The Sponsor will initially pay $166,967.68 of such funds to the Company’s trust account (the “Trust Account”), which amount will be included in the pro rata amount distributed to (i) holders of shares of the Company’s Class A common stock, par value $0.0001 per share, upon the Company’s liquidation or (ii) holders of shares of Class A common stock who elect to have their shares redeemed in connection with the consummation of the Company’s initial business combination. The Sponsor or its designee will have the sole discretion whether to continue extending for additional calendar months until June 3, 2023 and if the Sponsor determines not to continue extending for additional calendar months, its obligation to make additional advances will terminate.

The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial business combination, or (b) the date of the liquidation of the Company.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 31, 2022, the Company filed an amendment (the “Extension Amendment”) to the Company’s Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) with the Secretary of State of the State of Nevada. The Extension Amendment extends the date by which the Company must consummate its initial business combination from November 3, 2022 to June 3, 2023.

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 31, 2022, the Company convened a special meeting of stockholders (the “Special Meeting”). At the close of business on the record date of the Special Meeting, there were 75,030,000 shares of Class A common stock (of which 30,000 shares were owned by our three independent directors) and 18,750,000 shares of Class B common stock outstanding (collectively, the “Common Stock”), each of which was entitled to one vote with respect to the Extension Amendment Proposal (as defined below). A total of 69,633,130 shares of Common Stock, representing approximately 74% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The proposal listed below is described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on October 12, 2022. The stockholders of the Company voted on a proposal to amend the Amended and Restated Articles to extend the date by which the Company must consummate a business combination from November 3, 2022 to June 3, 2023 (the “Extension Amendment Proposal”). A summary of the voting results at the Special Meeting is set forth below.

The Extension Amendment Proposal was approved by the Company’s stockholders as follows:

For	Against	Abstain
68,519,733	1,113,396	1

Stockholders holding 66,651,616 shares of Class A common stock (after giving effect to withdrawals of redemptions) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $669.9 million (approximately $10.05 per share) will be removed from the Trust Account to pay such redeeming holders.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amendment to the Amended and Restated Articles of Incorporation of the Company.
10.1	Promissory Note issued to the Sponsor.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONX Corp.

Date: November 1, 2022	By:	/s/ Kyle Jason Kiser
Name: Kyle Jason Kiser
Title: Chief Executive Officer